EXHIBIT 10.7

                              BANDAG, INCORPORATED
                           RESTRICTED STOCK GRANT PLAN

                             PARTICIPATION AGREEMENT

        This Agreement is made and entered into this ____ day of _________, 19__ by and between _______________________________, of
   __________(Address)__________ (the "Participant") and BANDAG,
   INCORPORATED, of Muscatine, Iowa, (the "Company").


                                   WITNESSETH

        WHEREAS, effective January 1, 1984, the Company adopted, with the approval of its shareholders, the Bandag Incorporated Restricted Stock Grant Plan (the "Plan"), and

        WHEREAS, on ____________, 19__ the Company's Board of Directors (the "Board") made an award to the Participant of certain shares of Company stock under the Plan, subject to the terms of this Agreement.

        NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

        (1) It is understood and agreed that this Agreement is subject to all the terms and conditions of the Plan, which are incorporated herein by reference.

        (2) The Company agrees to transfer __________ shares of its Common Stock and __________ shares of its Class A Common Stock to The First National Bank of Boston, Boston, Massachusetts, or such other nominee as may be designated by the Stock Grant Committee (the "Committee") which administers the Plan, to hold such shares in accordance with the Plan.

        (3) Such shares shall be held on behalf of the Participant for a period (the "Restricted Period" as defined in the Plan), beginning on ____________, 19__ and ending on the earliest to occur of (i)
   ____________, 19__, (ii) the Participant's severance from service for any reason after attaining age sixty (60), (iii) his death, or (iv) his severance from service at any age due to physical or mental disability. Immediately after the termination of the Restricted Period, the Participant (or, in event of death, his legal representative, beneficiary or heir) shall be entitled to receive all the shares awarded herein free of restrictions, together with the payment of any undistributed dividends accumulated on such shares during the Restricted Period.

        (4) In the event the Participant files on or before December 15, 19__, a valid election under Section 83(b) of the Internal Revenue Code of 1954, as amended, to have the value of all the shares awarded herein included in his 19__ gross income, the Company shall, on or before December 31, 19__ pay the Participant the amount of additional compensation which the Committee has determined to be sufficient remuneration for the resultant income tax consequences of such election.

        (5) Any right, title or interest of the Participant granted by this Agreement shall not be assignable or otherwise transfer- able by the Participant.

        (6) The award of shares herein shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or Class A Common Stock of the Company, or the rights thereof, or any dissolution or liqui- dation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceed-ing, whether of a similar character or otherwise.

        (7) This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Participant and his heirs and personal representatives.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement and affixed their hand and seal as of the date first above written.

   BANDAG, INCORPORATED               PARTICIPANT



   By ___________________________     ______________________________
            Chairman of the Board



   Attest: ______________________
           Senior Vice President

   (Corporate Seal)